Exhibit 23

               CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21900, 33-34205, 33-59275, and 33-54817) of
Chris-Craft Industries, Inc. of our report dated February 13, 1997 appearing on page 13 of the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K, for the year ended December 31, 1996, and our report dated January 31, 1997 on the financial statements of United Paramount Network appearing in this Annual Report on Form 10-K.


PRICE WATERHOUSE LLP

New York, New York
March 28, 1997